                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 ____________


                                   FORM 8-K


                                CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


        Date of report (Date of earliest event reported): July 5, 2001


                             PLANVISTA CORPORATION
                   _________________________________________

              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                       1-13772                  13-3787901
     ______________               __________________        _________________

(State or Other Jurisdiction   (Commission File Number)        IRS Employer
     of Incorporation)                                      Identification No.)


          3501 FRONTAGE ROAD, TAMPA,
                  FLORIDA                                      33607
        _____________________________                     _______________

    (Address of Principal Executive Offices)                 (Zip Code)


     Registrant's telephone number, including area code: (813) 289-1000



          ___________________________________________________________

         (Former Name or Former Address, if Changed Since Last Report)

ITEM 5. OTHER EVENTS

     On July 6 Plan Vista Corporation completed a $3.3 million private placement of its common stock at a 15% discount to the 10 day trading average through July
2. The purchaser of these securities were certain investment funds managed by DePrince Race and Zollo, Inc., an investment management firm in which director John Race is one of the principals. This transaction is the first part of a private placement to accredited investors identified by the Company's investment banker William Blair & Company, the balance of which will be used to assist the Company in refinancing its credit facility currently scheduled to term at the end of August. The proceeds achieved in the transaction just completed will be used to satisfy certain pre-closing obligations connected with PlanVista's recent divestiture of HealthPlan Services, Inc. to HealthPlan Holdings Inc. ("HHI"). In connection with the placement the Company issued unregistered shares of its common stock and has agreed to register such shares during the next 30 days.

     PlanVista also issued 75,000 shares of its common stock to HHI in connection with a letter agreement dated July 2, 2001 between HHI and PlanVista settling certain payment obligations relating to the Closing of the HHI transaction and including terms for the payment in full of the pre-closing liabilities of PlanVista. Additionally, in connection with extending certain payment obligations with its lenders which were due June 30 and July 31, the Company issued 75,000 shares of its common stock to its lenders pursuant to the terms of a Third Amendment and Limited Waiver amending the Company's credit facility with its senior lenders. The Company has agreed to promptly register the shares issued to its lenders and to HHI.

     The Company has also asked its bankers to evaluate all strategic alternatives to maximize shareholder value over the short and long term.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (c)  Exhibits

     The following exhibit is included with this Report:

     Exhibit 99.1 Third Amendment and Limited Waiver, dated July 2, 2001, by and between PlanVista Corporation, First Union National Bank, as Administrative Agent, and the lenders listed therein.

     Exhibit 99.2 Press Release dated July 6, 2001, issued by PlanVista Corporation.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   PLANVISTA CORPORATION

Date: July 9, 2001                 By:   /s/ Phillip S. Dingle
                                      ---------------------------------
                                   Phillip S. Dingle,
                                   Chairman and Chief Executive Officer

                                 EXHIBIT INDEX


Exhibit 99.1 Third Amendment and Limited Waiver, dated July 2, 2001, by and between PlanVista Corporation, First Union National Bank, as Administrative Agent, and the lenders listed therein.

Exhibit 99.2  Press Release dated July 6, 2001, issued by PlanVista Corporation.